                                  EXHIBIT 4.4
                                  -----------

================================================================================

                            PEN-TAB INDUSTRIES,INC.

                                  as Issuer,

                  10 7/8% SENIOR SUBORDINATED NOTES DUE 2007

                       ---------------------------------


                                ---------------

                                     FIRST

                            SUPPLEMENTAL INDENTURE

                            Dated as of May 7, 1997

                                ---------------



                                ---------------

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                ---------------

                                    Trustee

================================================================================

        FIRST SUPPLEMENTAL INDENTURE dated as of May 7, 1997 between Pen-Tab Industries, Inc., a Delaware corporation (the "Company"), as issuer and United States Trust Company of New York, as Trustee (the "Trustee"), to the INDENTURE, dated as of February 1, 1997, between the Company and the Trustee (the "Indenture") under which the Company's 10 7/8% Senior Subordinated Notes Due 2007 (the "Notes") are outstanding. Each capitalized term not otherwise defined herein shall have the meaning assigned to it in the Indenture.

        WHEREAS, the Company and the Trustee desire to correct a defect on page A-4 of the Indenture;

        WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

        WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its special counsel, Kirkland & Ellis, to deliver to the Trustee an Opinion of Counsel, each to the effect that this First Supplemental Indenture complies with Article 10 and Section 10.01 of the Indenture and that all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture have been complied with; and

        WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

        NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

        1. Section 5 of the form of Note on page A-4 of the Indenture is hereby amended by deleting "104.625%" opposite the year 2003 in the table of optional redemption prices and inserting in place thereof "103.625%."

        2. In accordance with the terms of Article 10 and Section 10.05 of the Indenture, the Trustee may require each Holder of Notes to deliver such Notes to the Trustee and may place appropriate notations on such Notes reflecting the amendment outlined in paragraph 1 above.

        3. This First Supplemental Indenture may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.


                                       PEN-TAB INDUSTRIES, INC.


                                       By:  /s/ William Leary
                                            --------------------------------
                                            Its: Vice President, Chief Financial
                                                 and Administrative Officer



                                      UNITEDS STATES TRUST COMPANY OF NEW YORK as Trustee


                                       By:  /s/ Gerard F. Ganey
                                            --------------------------------
                                            Its: Senior Vice President




                                       2